                                                                  Exhibit 99.1

[RGA logo]  Reinsurance Group
            of America, Incorporated(R)


                                              For further information, contact
                                              Jack B. Lay
                                              Executive Vice President and
                                              Chief Financial Officer
                                              (636) 736-7000



FOR IMMEDIATE RELEASE
---------------------

          REINSURANCE GROUP OF AMERICA REPORTS FOURTH-QUARTER RESULTS
          -----------------------------------------------------------

         ST. LOUIS, January 29, 2007 - Reinsurance Group of America, Incorporated (NYSE:RGA), a leading global provider of life reinsurance, reported net income for the fourth quarter of $81.5 million, or $1.28 per diluted share, compared to $68.2 million, or $1.07 per diluted share, in the prior-year quarter. RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. The definition of operating income and reconciliations to GAAP net income are provided in the following tables. Operating income increased to $81.0 million, or $1.27 per diluted share, from $73.1 million, or $1.15 per diluted share in the year-ago quarter, reflecting strong international results and solid contributions from the U.S. and Canadian segments. Fourth-quarter net premiums rose 13 percent, to $1,200.7 million, from $1,060.1 million a year ago. Net investment income totaled $240.8 million versus $169.4 million the year before.

         For the full-year 2006, consolidated net income totaled $288.2 million, or $4.57 per diluted share, compared to $224.2 million, or $3.52 per diluted share for 2005. Operating income increased 30 percent to $293.2 million, or $4.65 per diluted share, from $225.5 million, or $3.54 per diluted share, the year before. Consolidated premiums were up 12 percent, to $4,346.0 million from $3,866.8 million.

         A. Greig Woodring, president and chief executive officer, commented, "We are pleased with the results for the quarter and the year. Contributions from our international operations were substantial and our more established operations in the U.S. and Canada continue to be among the leaders in their markets.

         "The U.S. segment reported solid earnings with pre-tax net income totaling $86.3 million for the quarter versus $82.2 million the year before. Pre-tax operating income totaled $84.9

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million versus $88.7 million the year before, when results were quite strong.
The quarter capped off a solid year for the U.S. segment with $330.8 million of pre-tax operating earnings, a 21 percent increase from 2005. Mortality experience for the quarter, and the year as a whole, was within our range of expectations. Net premiums were up 7 percent to $728.2 million from $678.3 million in the prior-year quarter. For the year, premiums increased 9 percent, at the midpoint of our expected range.

          "For the quarter, our Canada operations reported pre-tax net income of $12.8 million compared to $12.1 million a year ago. Pre-tax operating income totaled $11.0 million compared to $11.6 million a year ago. Claims flow improved from earlier in the year, but was still slightly higher-than-expected. Net premiums increased 30 percent to $134.6 million from $103.4 million in the prior year. A significant portion of that growth was driven by one group creditor treaty. Net premiums and pre-tax operating income for the fourth quarter of 2006 benefited from a favorable currency exchange rate relative to the prior year by approximately $3.5 million and $0.4 million, respectively.

         "Other International operations, which include our Asia Pacific and Europe and South Africa segments, were strong across the board. Asia Pacific reported pre-tax net income of $23.9 million compared with $15.6 million in the year-ago quarter. Pre-tax operating income totaled $24.1 million compared with $15.9 million a year ago. Segment-wide claims experience was good during the current quarter, which was also the case in the prior-year quarter. Stronger premium flow also contributed to the bottom line as net premiums increased 37 percent to $186.6 million from $136.4 million. Foreign currency fluctuations favorably affected net premiums and pre-tax operating income by approximately $7.0 million and $1.2 million, respectively. Results for the full year were very strong with pre-tax operating income increasing 87 percent to $59.0 million.

         "Europe and South Africa results were also strong for the quarter, due primarily to favorable claims experience, with pre-tax net income rising to $17.4 million from $12.1 million a year ago. Pre-tax operating income increased to $17.4 million versus $12.3 million last year. Net premiums increased 7 percent for the quarter to $150.9 million. That rate of growth has slowed compared to previous years, reflecting the considerable level of competition, most notably in the UK, our largest market in this segment. Foreign currency exchange fluctuations favorably affected reported net premiums and pre-tax operating income by approximately $9.5 million and $1.6 million, respectively. For the year, Europe and South Africa results were very strong with pre-tax operating income increasing 63 percent to $58.6 million."

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         Woodring continued, "Fourth-quarter results mark the completion of a very successful year. Of particular note is the contribution from our international operations, which in total generated $117.5 million in pre-tax operating income, or approximately 26 percent of our consolidated amount. Looking ahead for 2007, we expect continued strong growth in select international markets, particularly in Asia, while our North American operations will continue to grow at a more moderate pace. On a consolidated basis, we expect premiums to increase in a range of 10 percent to 13 percent. The North American operations will likely grow in the high single digits, while the international operations are expected to grow in a range of 12 to 15 percent. In terms of earnings per share, we expect 2007 to be within a range of $4.80 to $5.40 per diluted share."

         Woodring concluded, "Further, we head into 2007 with strong operations across the globe. We have made significant progress over the past several years in running off the ancillary businesses that were problematic and non-core to our broader life reinsurance businesses, and are in better shape than ever to focus our attention on continuing to build our core businesses."

         The board of directors elected Steven A. Kandarian, Executive Vice President and Chief Investment Officer of MetLife, Inc., as a director and chairman of the board to fill the vacancies created by the resignation on January 18, 2007, of Leland C. Launer, Jr.

         The company also announced that its board of directors declared a regular quarterly dividend of $0.09, payable February 26 to shareholders of record as of February 5.

         A conference call to discuss the company's fourth-quarter results will begin at 9 a.m. Eastern Time on Tuesday, January 30. Interested parties may access the call by dialing 800-210-9006 (domestic) or 719-457-2621 (international). The access code is 6804032. A live audio webcast of the conference call will be available on the company's investor relations web page at www.rgare.com. A replay of the conference call will be available at the same address for three months following the conference call. A replay of the conference call will also be available via telephone through February 6 at 888-203-1112 (domestic) or 719-457-0820, access code 6804032.

         Reinsurance Group of America, Incorporated, through its various operating subsidiaries, is among the largest global providers of life reinsurance. Reinsurance Group of America, Incorporated has subsidiary companies or offices in Australia, Barbados, Bermuda, Canada, China, Hong Kong, India, Ireland, Japan, Mexico, Poland, South Africa, South Korea, Spain,

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Taiwan, the United Kingdom and the United States. Worldwide, the company has approximately $2.0 trillion of life reinsurance in force, and assets of $19.0 billion. MetLife, Inc. is the beneficial owner of approximately 53 percent of RGA's outstanding shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
---------------------------------------------------------

         This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to projections of the earnings, revenues, income or loss, future financial performance and growth potential of Reinsurance Group of America, Incorporated and its subsidiaries (which we refer to in the following paragraphs as "we," "us" or "our"). The words "intend," "expect," "project," "estimate," "predict," "anticipate," "should," "believe," and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

         Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) adverse changes in mortality, morbidity or claims experience, (2) changes in our financial strength and credit ratings or those of MetLife, Inc. ("MetLife"), the beneficial owner of a majority of our common shares, or its subsidiaries, and the effect of such changes on our future results of operations and financial condition, (3) inadequate risk analysis and underwriting, (4) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in our current and planned markets, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) market or economic conditions that adversely affect our ability to make timely sales of investment securities, (7) risks inherent in our risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (8) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (9) adverse litigation or arbitration results, (10) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (11) the stability of and actions by governments and economies in the markets in which we operate, (12) competitive factors and competitors' responses to our initiatives, (13) the success of our clients, (14) successful execution

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of our entry into new markets, (15) successful development and introduction of new products and distribution opportunities, (16) our ability to successfully integrate and operate reinsurance business that we acquire, (17) regulatory action that may be taken by state Departments of Insurance with respect to us, MetLife, or its subsidiaries, (18) our dependence on third parties, including those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers and others, (19) the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where we or our clients do business, (20) changes in laws, regulations, and accounting standards applicable to us, our subsidiaries, or our business, (21) the effect of our status as a holding company and regulatory restrictions on our ability to pay principal of and interest on our debt obligations, and (22) other risks and uncertainties described in this document and in our other filings with the Securities and Exchange Commission.

Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this document and described in the periodic reports we file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.



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Operating Income

RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA's management incentive programs. Management believes that operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the company's continuing operations, primarily because that measure excludes the effect of net investment related gains and losses, as well as changes in the fair value of embedded derivatives and related deferred acquisition costs. These items tend to be highly variable, primarily due to the credit market and interest rate environment and are not necessarily indicative of the performance of the company's underlying businesses. Additionally, operating income excludes any net gain or loss from discontinued operations and the cumulative effect of any accounting changes, which management believes are not indicative of the company's ongoing operations. The definition of operating income can vary by company and is not considered a substitute for GAAP net income.

          REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
            Reconciliation of Net Income From Continuing Operations
                              to Operating Income
                            (Dollars in thousands)


(Unaudited)                    Three Months Ended  Twelve Months Ended
                                  December 31,        December 31,
                               --------------------------------------
                                 2006      2005      2006      2005
                                 ----      ----      ----      ----

GAAP net income-continuing
  operations                  $ 83,318  $ 69,665   $293,261 $235,608
Investment related
  (gains)losses                   (523)    3,942      2,744  (12,798)
Change in value of embedded
  derivatives                   (5,716)     (822)    (4,253)  (4,839)
DAC offset for embedded
  derivatives and investment
  related losses, net            3,916       341      1,453    7,503
                              --------------------------------------

   Operating income           $ 80,995  $ 73,126   $293,205 $225,474


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      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
               Reconciliation of Pre-tax Net Income From
           Continuing Operations to Pre-tax Operating Income
                        (Dollars in thousands)


(Unaudited)                Three Months Ended December 31, 2006

                                 Investment    Change in
                        Pre-tax    related      value of      Pre-tax
                          net     (gains)       embedded     operating
                        income     losses,    derivatives,    income
                        (loss)       net           net        (loss)
                        -------  ----------   ------------   ---------
U.S. Operations:
 Traditional           $ 74,635    $    542   $       --     $ 75,177
 Asset Intensive          7,903         815(1)    (2,720)(2)    5,998
 Financial Reinsurance    3,737          --           --        3,737
                       -----------------------------------------------
  Total U.S.             86,275       1,357       (2,720)      84,912

Canada Operations        12,799      (1,830)          --       10,969

Asia Pacific Operations  23,874         249           --       24,123
Europe & South Africa    17,362          84           --       17,446
                       -----------------------------------------------
  Other Intl Operations  41,236         333           --       41,569

Corporate & Other       (12,125)       (652)          --      (12,777)
Consolidated           -----------------------------------------------
                       $128,185    $   (792)   $  (2,720)    $124,673
                       ===============================================

(1) Asset Intensive is net of $(49)DAC offset.
(2) Asset Intensive is net of DAC offsets of $6,074 included in change in deferred acquisition cost associated with change in value of embedded derivative.

(Unaudited)                 Three Months Ended December 31, 2005

                                 Investment    Change in
                        Pre-tax    related      value of      Pre-tax
                          net     (gains)       embedded     operating
                        income     losses,    derivatives,    income
                        (loss)       net           net        (loss)
                        -------  ----------   ------------   ---------
U.S. Operations:
 Traditional           $ 74,005    $  4,078    $      --     $ 78,083
 Asset Intensive          3,489       2,613(1)      (254)(2)    5,848
 Financial Reinsurance    4,709          11           --        4,720
                       -----------------------------------------------
  Total U.S.             82,203       6,702         (254)      88,651

Canada Operations        12,050        (464)          --       11,586

Asia Pacific Operations  15,566         344           --       15,910
Europe & South Africa    12,124         136           --       12,260
                       -----------------------------------------------
  Other Intl Operations  27,690         480           --       28,170

Corporate & Other       (12,303)     (1,152)          --      (13,455)
Consolidated           -----------------------------------------------
                       $109,640    $  5,566    $    (254)    $114,952
                       ===============================================

(1) Asset Intensive is net of $(485) DAC offset
(2) Asset Intensive is net of DAC offsets of $1,010 included in change in deferred acquisition cost associated with change in value of embedded derivative.

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      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
         Reconciliation of Pre-tax Net Income From Continuing
                Operations to Pre-tax Operating Income
                        (Dollars in thousands)

(Unaudited)                 Twelve Months Ended December 31, 2006

                         Pre-tax  Investment    Change in    Pre-tax
                           net     related      value of    operating
                         income    (gains)      embedded     income
                         (loss)  losses, net   derivative    (loss)
                         ------  -----------   ----------    ------

U.S. Operations:
 Traditional            $287,122   $  4,077     $     --    $291,199
 Asset Intensive          20,187      7,206(1)    (2,808)(2)  24,585
 Financial Reinsurance    15,039         (4)          --      15,035
                        ----------------------------------------------
  Total U.S.             322,348     11,279       (2,808)    330,819

Canada Operations         45,766     (5,137)          --      40,629

Asia Pacific Operations   58,591        372           --      58,963
Europe & South Africa     58,241        322           --      58,563
                        ----------------------------------------------
  Other Intl Operations  116,832        694           --     117,526

Corporate & Other        (33,558)    (4,014)          --     (37,572)
Consolidated            ----------------------------------------------
                        $451,388   $  2,822     $ (2,808)   $451,402
                        ==============================================

(1) Asset Intensive is net of $(1,500)DAC offset.
(2) Asset Intensive is net of DAC offsets of $3,735 included in change in deferred acquisition cost associated with change in value of embedded derivative.

(Unaudited)                 Twelve Months Ended December 31, 2005

                         Pre-tax  Investment     Change in   Pre-tax
                           net      related      value of   operating
                         income     (gains)      embedded    income
                         (loss)   losses, net   derivative   (loss)
                         ------   -----------   ----------   ------

U.S. Operations:
 Traditional            $232,371   $  8,603     $     --    $240,974
 Asset Intensive          16,317        941(1)      (472)(2)  16,786
 Financial Reinsurance    15,064         21           --      15,085
                        ----------------------------------------------
  Total U.S.             263,752      9,565         (472)    272,845

Canada Operations         50,199     (3,365)          --      46,834

Asia Pacific Operations   31,268        269           --      31,537
Europe & South Africa     35,520        318           --      35,838
                        ----------------------------------------------
  Other Intl Operations   66,788        587           --      67,375

Corporate & Other        (24,393)   (17,315)(3)       --     (41,708)
Consolidated            ----------------------------------------------
                        $356,346   $(10,528)    $   (472)   $345,346
                        ==============================================

(1) Asset Intensive is net of $(118) DAC offset.
(2) Asset Intensive is net of DAC offsets of $6,972 included in change in deferred acquisition cost associated with change in value of embedded derivative.
(3) Corporate & Other is net of DAC offsets of $3,048 included in policy acquisition costs and other insurance expenses.

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      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
              Condensed Consolidated Statements of Income
                        (Dollars in thousands)

                           Three Months Ended      Twelve Months Ended
   (Unaudited)                December 31,             December 31,
-----------------------------------------------------------------------
                             2006        2005       2006       2005
                             ----        ----       ----       ----

Revenues:
 Net premiums            $1,200,733  $1,060,069  $4,345,969  $3,866,775
 Investment income, net
   of related expenses      240,752     169,372     779,655     639,165
 Investment related
   gains(losses), net           854      (5,998)     (3,953)     13,590
 Change in value of
   embedded derivatives       8,794       1,264       6,543       7,444
 Other revenues              18,442      14,093      65,477      57,791
                         ----------------------  ----------------------
    Total revenues        1,469,575   1,238,800   5,193,691   4,584,765

Benefits and expenses:
 Claims and other
   policy benefits          955,436     847,583   3,488,388   3,187,902
 Interest credited           94,928      54,789     244,771     208,376
 Policy acquisition
   costs and other
   insurance expenses       199,333     168,830     712,568     629,359
 Change in deferred
   acquisition cost
   associated with
   change in value of
   embedded derivatives       6,074       1,010       3,735       6,972
 Other operating expenses    57,455      45,352     204,380     154,382
 Collateral finance
   facilities expense        13,015          --      26,428          --
 Interest expense            15,149      11,596      62,033      41,428
                         ----------------------  ----------------------
    Total benefits
      and expenses        1,341,390   1,129,160   4,742,303   4,228,419
                         ----------------------  ----------------------

 Income from continuing
   operations before
   income taxes             128,185     109,640     451,388     356,346

    Provision for income
      taxes                  44,867      39,975     158,127     120,738
                         ----------------------  ----------------------


 Income from continuing
   operations                83,318      69,665     293,261     235,608

 Discontinued operations:
    Loss from discontinued
    accident and health
    operations, net of
    income taxes             (1,844)     (1,488)     (5,051)    (11,428)
                         ----------------------  ----------------------


 Net income              $   81,474     $68,177  $  288,210  $  224,180
                         ======================  ======================


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          REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                  Condensed Consolidated Statements of Income
                     (In thousands, except per share data)

                                   Three Months Ended     Twelve Months Ended
     (Unaudited)                      December 31,           December 31,
-----------------------------------------------------------------------------
                                      2006     2005        2006     2005
                                      ----     ----        ----     ----

Earnings per share from
 continuing operations:
  Basic earnings per share          $  1.36  $  1.12     $  4.79  $  3.77
  Diluted earnings per share        $  1.31  $  1.09     $  4.65  $  3.70

Diluted earnings per share
  before investment related
  gains/(losses), change in
  value of embedded
  derivatives, and related
  deferred acquisition costs        $  1.27  $  1.15     $  4.65  $  3.54

Earnings per share from
 net income:
  Basic earnings per share          $  1.33  $  1.09     $  4.71  $  3.58
  Diluted earnings per share        $  1.28  $  1.07     $  4.57  $  3.52

Weighted average number of
  common and common equivalent
  shares outstanding                 63,815   63,653      63,062   63,724



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      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                Condensed Consolidated Business Summary

                                                   At or For the
                                                Twelve Months Ended
 (Unaudited)                                       December 31,
---------------------------------------------------------------------
                                                2006          2005
                                                ----          ----

Gross life reinsurance in force (in billions)
   North American business                    $1,315.2      $1,211.1
   International business                     $  665.1      $  525.5

Gross life reinsurance written (in billions)
   North American business                    $  211.9      $  218.9
   International business                     $  158.5      $  135.2

Consolidated cash and invested assets
 (in millions)                               $14,773.3     $12,460.1
   Invested asset book yield - trailing
    three months excluding funds withheld         5.92%         5.92%

Investment portfolio mix
     Cash and short-term investments              2.04%         2.05%
     Fixed maturity securities                   56.67%        55.17%
     Mortgage loans                               4.98%         5.20%
     Policy loans                                 6.87%         7.92%
     Funds withheld at interest                  27.95%        27.77%
     Other invested assets                        1.49%         1.89%

Collateral finance facilities (in millions)    $ 850.4      $     --
Short-term debt (in millions)                  $  29.4      $  125.6
Long-term debt (in millions)                   $ 676.2      $  674.4
Company-obligated mandatorily
 redeemable preferred securities
 of subsidiary (in millions)                   $ 158.7      $  158.6
Book value per share outstanding               $ 45.85      $  41.38
Book value per share outstanding, before
  impact of FAS 115*                           $ 40.38      $  35.46

Total stockholders' equity (in millions)       2,815.4       2,527.5
Total stockholders' equity, before
  impact of FAS 115* (in millions)             2,479.8       2,165.7

Treasury shares                              1,717,722     2,052,316
Common stock outstanding                    61,410,551    61,075,957

* Book value per share outstanding and total stockholders' equity, before impact of FAS 115, are non-GAAP financial measures that management believes are important in evaluating the balance sheet ignoring the effect of mark-to-market adjustments that primarily relate to changes in interest rates and credit spreads on investment securities since they were acquired.

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      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                            U.S. OPERATIONS
(Unaudited)             (Dollars in thousands)

                           Three Months Ended December 31, 2006
                                       Asset-    Financial   Total
                        Traditional  Intensive  Reinsurance   U.S.
Revenues:               -----------  ---------  -----------  ------
Net premiums            $  726,655  $   1,552    $     --  $ 728,207
Investment income, net
 of related expenses        82,622     99,317         (51)   181,888
Investment related
 losses, net                  (542)      (864)         --     (1,406)
Change in value of
 embedded derivatives           --      8,794          --      8,794
Other revenues                  42      5,571       7,478     13,091
                        --------------------------------------------
  Total revenues           808,777    114,370       7,427    930,574
Benefits and expenses:
Claims and other
 policy benefits           606,097       (346)          1    605,752
Interest credited           14,439     79,801          --     94,240
Policy acquisition costs
 and other insurance
 expenses                  102,917     18,883       2,232    124,032
Change in deferred ac-
 quisition cost associated
 with change in value
 of embedded derivatives        --      6,074          --      6,074
Other operating expenses    10,689      2,055       1,457     14,201
                        --------------------------------------------
  Total benefits
   and expenses            734,142    106,467       3,690    844,299
  Income before
    income taxes        $   74,635  $   7,903    $  3,737  $  86,275
                        ==========  ==========   ========  ==========

(Unaudited)                Three Months Ended December 31, 2005
                                       Asset-    Financial    Total
                        Traditional  Intensive  Reinsurance    U.S.
Revenues:               -----------  ---------  -----------   ------
Net premiums            $  677,159  $   1,182    $     --   $678,341
Investment income, net
 of related expenses        70,023     57,470         148    127,641
Investment related
 losses, net                (4,078)    (3,098)        (11)    (7,187)
Change in value of
 embedded derivatives           --      1,264          --      1,264
Other revenues                 422      2,661       8,094     11,177
                        --------------------------------------------
  Total revenues           743,526     59,479       8,231    811,236
Benefits and expenses:
Claims and other
 policy benefits           543,763        761           1    544,525
Interest credited           12,095     42,157          --     54,252
Policy acquisition costs
 and other insurance
 expenses                  102,830     10,753       2,179    115,762
Change in deferred ac-
 quisition cost associated
 with change in value of
 embedded derivatives           --      1,010          --      1,010
Other operating expenses    10,833      1,309       1,342     13,484
                        --------------------------------------------
  Total benefits
   and expenses            669,521     55,990       3,522    729,033
  Income before
    income taxes        $   74,005   $  3,489   $   4,709   $ 82,203
                        ==========   ========   =========   ========

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      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                            U.S. OPERATIONS
                        (Dollars in thousands)

(Unaudited)                  Twelve Months Ended December 31, 2006
                                         Asset-    Financial    Total
                          Traditional  Intensive  Reinsurance    U.S.
Revenues:                 -----------  ---------  -----------   ------
Net premiums             $ 2,647,322   $  6,190    $     --   $2,653,512
Investment income, net
 of related expenses         305,221    267,111        (213)     572,119
Investment related
 gains(losses), net           (4,077)    (8,706)          4      (12,779)
Change in value of
 embedded derivatives             --      6,543          --        6,543
Other revenues                   269     20,031      29,868       50,168
                         -----------------------------------------------
  Total revenues           2,948,735    291,169      29,659    3,269,563
Benefits and expenses:
Claims and other
 policy benefits           2,174,142        581           5    2,174,728
Interest credited             50,059    192,092          --      242,151
Policy acquisition
 costs and other
 insurance expenses          395,531     67,461       9,284      472,276
Change in deferred ac-
 quisition cost associated
 with change in value of
 embedded derivatives             --      3,735          --        3,735
Other operating expenses      41,881      7,113       5,331       54,325
                         -----------------------------------------------
  Total benefits and
   expenses                2,661,613    270,982      14,620    2,947,215
  Income before
    income taxes         $   287,122   $ 20,187    $ 15,039   $  322,348
                         ===========   ========    ========   ==========

(Unaudited)                 Twelve Months Ended December 31, 2005
                                         Asset-    Financial    Total
                          Traditional  Intensive  Reinsurance    U.S.
Revenues:                -----------  ---------  -----------   -------
Net premiums             $ 2,428,890   $  4,670    $     --   $2,433,560
Investment income, net
 of related expenses         268,531    214,941         467      483,939
Investment related
 losses, net                  (8,603)    (1,059)        (21)      (9,683)
Change in value of
 embedded derivatives             --      7,444          --        7,444
Other revenues                 1,318      8,621      28,393       38,332
                          ----------------------------------------------
  Total revenues           2,690,136    234,617      28,839    2,953,592
Benefits and expenses:
Claims and other
 policy benefits           2,008,537      4,870           6    2,013,413
Interest credited             53,958    151,966          --      205,924
Policy acquisition
 costs and other
 insurance expenses          354,981     49,436       8,358      412,775
Change in deferred ac-
 quisition cost associated
 with change in value of
 embedded derivatives             --      6,972          --        6,972
Other operating expenses      40,289      5,056       5,411       50,756
                          ----------------------------------------------
  Total benefits and
   expenses                2,457,765    218,300      13,775    2,689,840
  Income before
    income taxes          $  232,371    $16,317    $ 15,064   $  263,752
                          ==========    =======    ========   ==========

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

Add Thirteen



      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                          CANADIAN OPERATIONS
                        (Dollars in thousands)


                                                 Three Months Ended
(Unaudited)                                        December 31,
---------------------------------------------------------------------
                                                  2006        2005
                                                  ----        ----
Revenues:
  Net premiums                                  $134,600    $103,447
  Investment income, net of related expenses      28,092      25,372
  Investment related gains, net                    1,941         517
  Other revenues                                    (155)        (13)
                                                 -------    --------
    Total revenues                               164,478     129,323

Benefits and expenses:
  Claims and other policy benefits               105,839      91,252
  Interest credited                                  208         230
  Policy acquisition costs and other
    insurance expenses                            41,201      21,617
  Other operating expenses                         4,431       4,174
                                                --------    --------
    Total benefits and expenses                  151,679     117,273

    Income before income taxes                  $ 12,799    $ 12,050
                                                ========    ========



                                                 Twelve Months Ended
(Unaudited)                                         December 31,
--------------------------------------------------------------------
                                                  2006        2005
                                                  ----        ----
Revenues:
  Net premiums                                  $429,438    $343,131
  Investment income, net of related expenses     106,973      93,009
  Investment related gains, net                    5,506       3,497
  Other revenues                                     160        (279)
                                                --------    --------
    Total revenues                               542,077     439,358

Benefits and expenses:
  Claims and other policy benefits               386,221     307,959
  Interest credited                                  831       1,105
  Policy acquisition costs and other
    insurance expenses                            92,936      64,921
  Other operating expenses                        16,323      15,174
                                               ---------    --------
    Total benefits and expenses                  496,311     389,159

    Income before income taxes                  $ 45,766    $ 50,199
                                                ========    ========





                                   - more -

Add Fourteen



      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                         Europe & South Africa
                        (Dollars in thousands)


                                                 Three Months Ended
(Unaudited)                                         December 31,
--------------------------------------------------------------------
                                                  2006        2005
                                                  ----        ----
Revenues:
  Net premiums                                  $150,910    $141,217
  Investment income, net of related expenses       4,836       3,280
  Investment related losses, net                     (84)       (136)
  Other revenues                                     739          41
                                                --------   ---------
    Total revenues                               156,401     144,402

Benefits and expenses:
  Claims and other policy benefits               106,683      99,633
  Interest credited                                  285         220
  Policy acquisition costs and other
    insurance expenses                            20,910      24,676
  Other operating expenses                        11,161       7,749
                                                --------    --------
    Total benefits and expenses                  139,039     132,278

    Income before income taxes                  $ 17,362    $ 12,124
                                                ========    ========



                                                 Twelve Months Ended
(Unaudited)                                         December 31,
--------------------------------------------------------------------
                                                  2006        2005
                                                  ----        ----
Revenues:
  Net premiums                                  $587,903    $552,692
  Investment income, net of related expenses      16,311      11,494
  Investment related losses, net                    (322)       (318)
  Other revenues                                     858         299
                                                --------    --------
    Total revenues                               604,750     564,167

Benefits and expenses:
  Claims and other policy benefits               414,855     405,121
  Interest credited                                  764         882
  Policy acquisition costs and other
    insurance expenses                            90,098      94,853
  Other operating expenses                        40,792      27,791
                                                --------    --------
    Total benefits and expenses                  546,509     528,647

    Income before income taxes                  $ 58,241    $ 35,520
                                                ========    ========







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

Add Fifteen



      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                             Asia Pacific
                        (Dollars in thousands)


                                                  Three Months Ended
(Unaudited)                                           December 31,
--------------------------------------------------------------------
                                                   2006       2005
                                                   ----       ----
Revenues:
  Net premiums                                   $186,564   $136,365
  Investment income, net of related expenses        7,751      6,355
  Investment related losses, net                     (249)      (344)
  Other revenues                                    1,731      1,946
                                                 --------   --------
    Total revenues                                195,797    144,322

Benefits and expenses:
  Claims and other policy benefits                136,341    104,599
  Policy acquisition costs and other
    insurance expenses                             23,384     15,785
  Other operating expenses                         12,198      8,372
                                                 --------   --------
    Total benefits and expenses                   171,923    128,756

    Income before income taxes                   $ 23,874   $ 15,566
                                                 ========   ========


                                                  Twelve Months Ended
(Unaudited)                                           December 31,
---------------------------------------------------------------------
                                                    2006      2005
                                                    ----      ----
Revenues:
  Net premiums                                   $673,179   $534,927
  Investment income, net of related expenses       28,105     21,773
  Investment related losses, net                     (372)      (269)
  Other revenues                                    6,465      4,593
                                                 --------   --------
    Total revenues                                707,377    561,024

Benefits and expenses:
  Claims and other policy benefits                512,740    419,935
  Policy acquisition costs and other
    insurance expenses                             93,614     82,384
  Other operating expenses                         42,432     27,437
                                                 --------   --------
    Total benefits and expenses                   648,786    529,756

    Income before income taxes                   $ 58,591   $ 31,268
                                                 ========   ========








                                   - more -

Add Sixteen



      REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
                          CORPORATE AND OTHER
                        (Dollars in thousands)

                                                  Three Months Ended
(Unaudited)                                          December 31,
--------------------------------------------------------------------
                                                    2006      2005
                                                    ----      ----
Revenues:
  Net premiums                                   $    452   $    699
  Investment income, net of related expenses       18,185      6,724
  Investment related gains, net                       652      1,152
  Other revenues                                    3,036        942
                                                 --------   --------
    Total revenues                                 22,325      9,517

Benefits and expenses:
  Claims and other policy benefits                    821      7,574
  Interest credited                                   195         87
  Policy acquisition costs and other
    insurance expenses                            (10,194)    (9,010)
  Other operating expenses                         15,464     11,573
  Collateral finance facilities expense            13,015         --
  Interest expense                                 15,149     11,596
                                                 --------   --------
    Total benefits and expenses                    34,450     21,820

    Loss before income taxes                     $(12,125)  $(12,303)
                                                 ========   ========



                                                 Twelve Months Ended
(Unaudited)                                         December 31,
--------------------------------------------------------------------
                                                   2006       2005
                                                   ----       ----
Revenues:
  Net premiums                                   $  1,937   $  2,465
  Investment income, net of related expenses       56,147     28,950
  Investment related gains, net                     4,014     20,363
  Other revenues                                    7,826     14,846
                                                 --------   --------
    Total revenues                                 69,924     66,624

Benefits and expenses:
  Claims and other policy benefits                   (156)    41,474
  Interest credited                                 1,025        465
  Policy acquisition costs and other
    insurance expenses                            (36,356)   (25,574)
  Other operating expenses                         50,508     33,224
  Collateral finance facilities expense            26,428         --
  Interest expense                                 62,033     41,428
                                                 --------   --------
    Total benefits and expenses                   103,482     91,017

    Loss before income taxes                     $(33,558)  $(24,393)
                                                 ========   ========






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